UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 10, 2011

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 10, 2011, Enterprise Financial Corp’s (the “Company”) Compensation Committee (the “Committee”) approved changes to the Company’s compensation arrangements with its named executive officers as discussed below.

2011 – 2013 Long-Term Incentive Plan Grants

     The Committee approved the Company’s 2011 – 2013 Long-Term Incentive Plan (“2011 LTIP”) under the Company’s 2002 Stock Incentive Plan, as amended, and grants under the 2011 LTIP. Grants under the 2011 LTIP provide grantees the opportunity to earn a specific target award, subject to satisfaction of the performance-based requirements.

     The requirements for awards under the 2011 LTIP are tied to Company performance. Company performance will be measured for purposes of the 2011 LTIP by comparing the Company’s cumulative shareholder returns (“Shareholder Returns”) during the performance cycle to a target level of Shareholder Returns of a peer group established by the Committee and by comparing the Company’s cumulative adjusted earnings per share (“Cumulative Adjusted EPS”) during the performance cycle with a target level of cumulative adjusted earnings per share set by the Committee. The Shareholder Returns component accounts for 50% of each grantee’s respective total performance target and the Cumulative Adjusted EPS component accounts for the remaining 50%.

     Awards will be made at the end of the performance cycle and will be in the form of fully vested shares of common stock. All awards under the 2011 LTIP will be subject, to the extent applicable, to the executive compensation restrictions of the Capital Purchase Program (the “Capital Purchase Program” or the “CPP”) sponsored by the United States Treasury, discussed below.

     The amount of the target grants for the Company’s named executive officers is as follows:

		Cumulative Adjusted
	Shareholder Returns	EPS Component of
	Component of	Target Grant	Total Target Grant
Named Executive Officer	Target Grant (# of shares)	(# of shares)	(# of shares)
Peter F. Benoist	15,835	15,835	31,670
Stephen P. Marsh	4,750	4,750	9,500
John G. Barry	3,563	3,563	7,126
Linda M. Hanson	3,563	3,563	7,126
Frank H. Sanfilippo	3,167	3,167	6,334

     Awards will be based on the percentage of the performance target achieved with respect to each of the performance components, in accordance with the following schedule; however the actual LTIP award payout will be interpolated between the percentages set forth in the schedule based on actual results.

Shareholder Returns Component

Payout Level of Shareholder
Performance Achievement	Returns Component
76.9% of Shareholder Returns Target	50% of Component Target Award

100.0% of Shareholder Returns Target	100% of Component Target Award

138.5% of Shareholder Returns Target	150% of Component Target Award

Cumulative Adjusted EPS Component

Payout Level of Cumulative
Performance Achievement	Adjusted EPS component
88.9% of Cumulative Adjusted EPS Target	50% of Component Target Award

100.0% of Cumulative Adjusted EPS Target	100% of Component Target Award

111.1% of Cumulative Adjusted EPS Target	150% of Component Target Award

     As previously disclosed, the Company participated in the Capital Purchase Program. The terms of the grants to all named executive officers and other grantees are subject to the limitations of the Capital Purchase Program, including restrictions on payment or accrual of any bonus, retention award or incentive compensation to certain employees. These rules may require that any awards under the 2011 LTIP grants to certain employees be paid in the form of “long-term” restricted stock or restricted stock units that have a value not exceeding 1/3 of the employee’s total annual compensation and that are subject to the minimum vesting requirements of the CPP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: June 16, 2011		/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President & Controller